Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED PROMISSORY NOTE

THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED PROMISSORY NOTE (this “Amendment”) is dated as of the 23rd day of August, 2024 and is made by and between Slam Corp. (the “Maker”) and Slam Sponsor LLC (the “Payee”).

RECITALS

A. Maker executed that certain Promissory Note dated February 21, 2023 in the original principal amount of up to $10,447,000 (the “Note”).

B. Maker amended and restated the Note on February 4, 2024 (the “Amended Note”) in connection with its entry into a business combination agreement by and among Lynk Global Holdings, Inc., a Delaware corporation, Lynk Merger Sub 1, LLC, a Delaware limited liability company, Lynk Merger Sub 2, LLC, a Delaware limited liability company, Payee, and  Lynk Global, Inc., a Delaware corporation.

C. Maker and Payee have agreed to amend the Amended Note.

D. Unless otherwise set forth herein, all other provisions of the Amended Note shall remain in full force and effect.

E. All capitalized terms not defined in this Amendment will have the meanings given to them in the Amended Note.

In consideration of these promises, the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. The introductory paragraph of the Amended Note is hereby amended and restated in its entirety to read as follows:

“Slam Corp., a Cayman Islands exempted company (the “Maker”), promises to pay to the order of Slam Sponsor LLC, a Cayman Islands limited liability company, or its registered assigns or successors in interest (the “Payee”), the $10,947,000 (the “Total Principal Amount”) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.”

2. Section 1 of the Amended Note is hereby amended and restated in its entirety to read as follows:

“1. Principal. The Total Principal Amount shall be due and payable on the consummation of the Maker’s initial merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”); provided, however, if the Closing (as defined in that certain Business Combination Agreement, dated as of February 4, 2024 (the “BCA”), by and among Maker, Lynk Global Holdings, Inc., a Delaware corporation (“Topco”), Lynk Merger Sub 1, LLC, a Delaware limited liability company, Lynk Merger Sub 2, LLC, a Delaware limited liability company, Payee, and Lynk Global, Inc., a Delaware corporation) occurs and the Minimum Cash Condition (as defined in the BCA on the date of the BCA) is satisfied: (a) after the First Effective Time and before the Second Effective Time, the Total Principal Amount shall be converted into a number of Topco Shares equal to the Total Principal Amount divided by $10 per share (the “Topco Converted Shares”); (b) after the Second Effective Time, the Topco Shares described in the immediately preceding clause (a) shall become subject to vesting and shall vest if, and only if, during the Earnout Period (used herein as defined in the BCA) the VWAP of the Topco Shares over any 20 trading days within the preceding 30 consecutive trading day period is greater than or equal to $15.00 (the “Vesting Trigger”); and (c) in no event shall Maker be obligated to repay Payee the Total Principal Amount in cash; provided, further that if (i) the Closing occurs and the Minimum Cash Condition (as defined in the BCA on the date of the BCA) is satisfied and (ii) the Vesting Trigger is not satisfied prior to the expiration of the Earnout Period, the Sponsor will be deemed to have automatically forfeited, and Topco shall cancel, the Topco Converted Shares, in each case, at 12:00 a.m. on the first day following the expiration of the Earnout Period; provided, further, if the Closing occurs and the Minimum Cash Condition (as defined in the BCA on the date of the BCA) is not satisfied, immediately prior to the Domestication, the Total Principal Amount will be deemed automatically waived in full, and this Note will be automatically deemed cancelled, null and void immediately prior to the effective time of the consummation of the Domestication. The Payee understands that if a Business Combination is not consummated, this Note will be repaid solely to the extent that the Maker has funds available to it outside of its trust account established in connection with its initial public offering of its securities (the “Trust Account” and such offering, the “IPO”), and that all other amounts will be contributed to capital, forfeited, eliminated or otherwise forgiven or eliminated. Any outstanding principal amount to date under this Note may be prepaid at any time by the Maker, at its election and without penalty. The Payee and the Maker (and Topco following the First Effective Time) agree, for U.S. federal income tax and applicable state and local tax purposes, to treat the conversion of this Note to Topco Converted Shares and the vesting of the Topco Converted Shares as transactions for which no gain or loss is realized, and the Payee and the Maker (and Topco following the First Effective Time) shall take no contrary position on any tax return or before any taxing authority (and shall reasonably cooperate with each other in connection therewith), unless a contrary position on any tax return or before any taxing authority is required by law. Capitalized terms used but not otherwise defined herein shall have the meaning given such terms in the BCA.”

[Signature Page Follows]

IN WITNESS WHEREOF, the Maker and Payee, intending to be legally bound hereby, have caused this First Amendment to the Promissory Note to be duly executed as of the day and year first above written.

Slam Corp.

By:	/s/ Himanshu Gulati
Name:	Himanshu Gulati
Title:	Chairman

Agreed and Acknowledged:

Slam Sponsor, LLC
a Cayman Islands limited liability company

By:	/s/ Himanshu Gulati
Name:	Himanshu Gulati
Title:	Authorized Signatory